Exhibit 10.29

SCHEDULE OF NON-EMPLOYEE DIRECTORS’ ANNUAL COMPENSATION
OF
UNION BANKSHARES CORPORATION

Effective January 1, 2017

Amount
Annual Retainer Cash Fees (1)
Service as a Director	$25,000
Service as Chairman of the Board of Directors	$80,000 (additional)
Service as Vice Chairman of the Board of Directors	$20,000 (additional)
Service as Chairman of Audit Committee	$15,000 (additional)
Service as Chairman of Compensation and Risk Committees	$10,000 (additional)
Service as Chairman of Nominating and Corporate Governance Committee	$7,500 (additional)
Members of Audit, Risk, Compensation and Nominating and Corporate Governance Committees	$8,000 (additional)

Meeting Fees
Executive Committee per meeting (in person)	$1,000
Executive Committee per meeting (telephonic lasting under an hour)	$500
Meetings above maximum per year number per Meeting	$1,000

Equity Compensation
In addition to cash compensation, non-employee directors receive an annual stock retainer of $35,000 paid quarterly in advance in unrestricted shares of the Company’s stock.

(1) The retainer fees are payable in advance in quarterly installments